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                        Bylaws for the Regulation, Except As
                          Otherwise Provided by Statute or
                           Its Articles of Incorporation

                                         of

                           SCRIPPS FINANCIAL CORPORATION

                             (a California corporation)

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                                     ARTICLE I


                                      OFFICES

          Section 1. THE HEAD OFFICE. The principal executive office of the Corporation (the "Head Office") is hereby fixed and located at 7817 Ivanhoe Avenue, La Jolla, California 92037. The Board of Directors is hereby granted full power and authority to change, subject to all necessary regulating approvals, the Head Office from one location to another. Any such change of location may be noted on the Bylaws by the Secretary opposite this section or this section may be amended to state the new location.

          Section 2. OTHER OFFICES. Branch or subordinate offices of other places of business may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business, subject to all necessary regulatory approvals.


                                     ARTICLE II


                              MEETINGS OF SHAREHOLDERS

          Section 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at the Head Office of the Corporation, at the place specified in the notice of the meeting, or any other place within the State of California designated by the Board of Directors pursuant to authority hereby granted or by the written consent of all shareholders entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

          Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the last Tuesday of April of each year at 10:00 a.m. of said day, or such other date or time as may be fixed by the Board of Directors; provided, however, that should said day fall on a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day.
At annual meetings of shareholders, Directors shall be elected, reports on the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the shareholders.

          Section 3. SPECIAL MEETINGS. Special meetings of shareholders may be called for the purpose of taking any action permitted by shareholders under the California General Corporation Law and the Articles of Incorporation of this Corporation at any time by the Chairman of the Board, the Vice-Chairman of the Board, the President, the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the shares entitled to vote at the meeting. Upon receipt of a request in writing that a special meeting of the shareholders be called for any proper purpose, directed to the Chairman of the Board, the

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Vice-Chairman of the Board, President, Vice-President or Secretary by any
person or persons (other than the Board of Directors) entitled to call a special meeting of the shareholders, the recipient officer shall forthwith cause notice to be given to shareholders entitled to vote at the meeting as set forth in Article II, Section 5 hereinbelow. In the event such notice has not been given within twenty (20) days after receipt of the request, the person or persons entitled to call the meeting may give the notice as set forth in Article II, Section 5 hereinbelow or may apply to the Superior Court for an order requiring the giving of such notice as provided in the General Corporation Law. No business other than that described in the notice of the meeting may be transacted at a special meeting of shareholders.

          Section 4. ADJOURNED MEETINGS. Any meeting of shareholders, whether or not a quorum is present or has been established, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy. When any meeting of shareholders is adjourned for forty-five (45) days or more, or a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting as specified in Article II,
Section 5 hereinbelow. If a meeting of shareholders is adjourned for a total of less than forty-five (45) days, notice of time and place of the adjourned meeting or the business to be transacted need not be given in the event the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

          Section 5. NOTICE AND WAIVER. Written notice of every meeting of shareholders shall be given to each shareholder entitled to vote at such meeting, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. In the event any notice or report addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the Head Office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If no address appears on the books of the Corporation and a shareholder gives no address, notices shall be deemed to have been given to such shareholder if sent by mail or other means of written communication addressed to the place where the Head Office of the Corporation is located, or if published at least once in a newspaper of general circulation in the county in which the Head Office of the Corporation is located.

               All notices shall be personally delivered, deposited in the mail, or sent by other means of written communication to each shareholder entitled thereto not less than ten (10) (or if sent by third class mail, thirty-five (35)), nor more than sixty (60) days before such meeting. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, assistant secretary or any transfer agent of the Corporation shall be

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PRIMA FACIE evidence of the giving of the notice and shall be filed and maintained in the minute book of the Corporation.

               Except in special cases where other express provision is made by statute, notice of meetings shall contain the following information:

               (i)       The place, the date, and the hour of the meeting;

               (ii) The general nature of the business to be transacted or proposed, if any, including but not limited to actions with respect to the approval of (a) a contract or other transaction with an interested Director,
(b) the amendment of the Articles of Incorporation, (c) a merger, exchange or sale-of-assets reorganization as defined in Section 181 of the California General Corporation Law, (d) the voluntary dissolution of the Corporation, or
(e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any;

               (iii) If Directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election, if any, and the requirements for nomination of candidates for election of members of the Board of Directors by shareholders as specified in Article II,
Section 10 of these Bylaws hereinbelow; and

               (iv) In the case of an annual meeting, those matters which the Board, at the time of the mailing of the notice intends to present for action by the shareholders.

          Section 6. VALIDATION OF MEETINGS HELD WITHOUT PROPER CALL OR NOTICE. The transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote and not present in person or by proxy, or who though present has at the beginning of the meeting objected to the transaction of any business because the meeting was not lawfully called or convened or had objected to the consideration of particular matters of business required to have been included in the notice of the meeting but not so included, signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent to the holding of a meeting need not specify either the business to be transacted or the purpose of any meeting of shareholders, except that if action is taken or proposed to be taken for approval if (i) a contract or other transaction with an interested Director, (ii) the amendment of the Articles of Incorporation,
(iii) a merger, exchange or sale of assets reorganization as defined in
Section 181 of the California General Corporation Law, (iv) the voluntary dissolution of the Corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, the waiver of notice or consent to holding of the meeting shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. Those shareholders present at a duly called or held meeting at

                                     -3-

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which a quorum is present may continue to transact business until adjournment, notwithstanding a withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Except as provided in the foregoing sentence, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the California General Corporation Law or other applicable law.

          Section 8. ACTION WITHOUT A MEETING. Except with respect to the election of Directors as hereinafter provided, any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice except as hereinafter set forth, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voted. In the event the consents of all shareholders entitled to vote have not been solicited in writing, notice shall be given in the manner as provided in Section 5 of Article II of these Bylaws as follows:

               (a) At least ten (10) days before consummation of the action authorized by shareholder approval, notice shall be given of shareholder approval of (i) a contract or other transaction with an interested Director,
(ii) indemnification of an agent of the Corporation, (iii) a merger, exchange or sale of assets reorganization as defined in Section 181 of the California General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

               (b) Promptly with respect to any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.

                         In the event the Board of Directors has not fixed a
record date as provided in Section 1 of Article V of these Bylaws, for the determination of shareholders entitled to give such written consent, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later, and in the event no prior action by the Board has been taken the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

          Directors may be elected without a meeting by unanimous written consent of the persons who would be entitled to vote for the election of Directors; provided that in the event a vacancy on the Board of Directors exists and has not been filled by the Directors, a Director may be elected at any time without prior notice by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of Directors.

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          Section 9.     PROXIES.  Every person entitled to vote shares shall
have the right to do so in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) a written instrument revoking it or a subsequent proxy executed by the person executing the prior proxy and presented to a meeting prior to the vote pursuant thereto, (ii) as to any meeting, the person executing the proxy attends the meeting and votes in person; or (iii) written notice of the death or incapacity of the maker of the proxy is received by the Corporation before the vote pursuant thereto is counted; provided, however, no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. All proxies solicited on behalf of the management of the Corporation shall comply with all applicable regulations, if any, of the appropriate bank holding company regulatory authorities.

          Section 10. ELECTIONS OF DIRECTORS. In any election of Directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of Directors to be elected by such shares, shall be elected. Elections for Directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins. Subject to the requirements contained below in this Section, every shareholder entitled to vote at any election of Directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or, distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit; provided, however, that no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination in accordance with the provisions of this Section stated hereinbelow and any shareholder has given notice at the meeting prior to the voting of such shareholder's intent to cumulate such shareholder's votes.

               Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors. Notice of intention to make any nomination, other than by the Board of Directors, must be made in writing and received by the Secretary of the Corporation not more than sixty (60) days prior to any meeting of shareholders called for the election of Directors and not more than ten (10) days after the date notice of such meeting is sent to shareholders pursuant to Article II, Section 5 of these Bylaws hereinabove; provided, however, that if ten (10) days' notice of the meeting has been given to shareholders, such notice of intention to nominate must be received by the Secretary of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. The notice shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares entitled to vote for the election of Directors of the Corporation owned by each proposed nominee; (iv) the name

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and residence address of the notifying shareholder; and (v) the number of shares entitled to vote for the election of Directors of the Corporation owned by the notifying shareholder.

               Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting, and the inspectors of election shall disregard all votes cast for any such purported nominee (unless otherwise duly nominated).

          Section 11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall either be one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

               The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effectiveness of proxies, received votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholder. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

               The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is PRIMA FACIE evidence of the facts stated therein.


                                    ARTICLE III


                                     DIRECTORS

          Section 1. POWERS. Subject to the limitations of the Articles of Incorporation and of the California General Corporation Law as to action to be authorized or approved by the shareholders, the business and affairs of the Corporation shall be managed and all the corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, the Directors shall have the following powers:

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               FIRST:  To select and remove all the officers, agents and
employees of the Corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws; fix their compensation; and require from them security for faithful service.

               SECOND: To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or the Articles of Incorporation of these Bylaws, as they may deem best.

               THIRD: To change the Head Office of the Corporation from one location to another as provided in Article I, Section 1 hereof; to fix and locate from time to time one or more branch offices or other places of business of the Corporation as provided in Article I, Section 2 hereof; to designate any place within the State of California for the holding of any meeting or meetings of shareholders; to adopt, make and use the corporate seal and to prescribe the forms of certificates of shares and to alter the form of such seal and certificates from time to time as in their judgment they deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

               FOURTH: To authorize issuance of shares of the Corporation from time to time upon such terms as may be lawful.

               FIFTH: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, capital notes, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor, to the extent permitted by law.

               SIXTH: By resolution adopted by a majority of the authorized number of Directors, to designate an executive committee, or other committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee (other than the executive committee whose proceedings shall be governed by Section 18 of this
Article III of these Bylaws) may be regularly scheduled in advance and may be called at any time by any two (2) members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of the meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all the authority of the Board, except with respect to:

               (i) The approval of any action for which the California General Corporation Law or the Articles of Incorporation also require shareholder approval;

               (ii) The filling of vacancies on the Board of Directors or on any committee;

               (iii) The fixing of compensation of the Directors for serving on the Board or on any committee;

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               (iv)      the adoption, amendment or repeal of Bylaws;

               (v) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

               (vi) the declaration of a dividend, or the authorization or ratification of the repurchase or redemption of shares, except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

               (vii) The appointment of other committees of the Board or the members thereof; and

               (viii) The authorization or approval of any action for which the Articles of Incorporation of this Corporation or the California Financial Code requires the approval of a greater number of Directors.

          Section 2.     NUMBER AND QUALIFICATION OF DIRECTORS.

               The number of Directors of the Corporation shall not be less than five (5) nor more than nine (9) until changed by bylaw amending this Article III, Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of Directors shall be fixed from time to time within the limits specified in this
Article III, Section 2, by a Bylaw or amendment thereof or by a resolution duly adopted by shareholders or by the Board of Directors.

               Subject to the foregoing provisions for changing the number of Directors, the exact number of Directors of this Corporation shall be six (6).

          Section 3. ELECTION AND TERM OF OFFICE. The Directors shall be elected at each annual meeting, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. All Directors shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified, subject to the California General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board of Directors.

          Section 4.     DIRECTOR'S OATH.  [Intentionally omitted].

          Section 5. VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation or removal of any Director, an increase of the authorized number of Directors, or the failure of the shareholders at any annual or special meeting of shareholders at which any Director or Directors are to be elected to elect the full authorized number of Directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony.

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               A vacancy or vacancies in the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or special meeting of shareholders called for that purpose. A vacancy in the Board of Directors created by the removal of a Director may be filled only by the vote of the majority of the share entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the outstanding shares. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

               Any Director may resign effective upon giving written notice to the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

          Section 6. PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at any place within California which has been designated by resolution of the Board or by written consent of all members of the Board.
In the absence of such designation, meetings shall be held at the Head Office of the Corporation.

          Section 7. TELEPHONIC MEETINGS. The members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

          Section 8. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of the annual meeting of shareholders or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business.

          Section 9. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at least once each calendar month at 10:00 a.m. on the third Tuesday of each month or such other day and hour of each calendar month as shall be from time to time fixed by the Board of Directors by resolution. Should any said day fall on a legal holiday, then the meeting shall be held at the same time on the next day thereafter ensuing which is a full business day.

          Section 10. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board, the President, the Executive Vice-President, the Secretary or any two (2) Directors.

          Section 11. NOTICE OF DIRECTORS' MEETINGS. Call and notice of the annual organization meeting and other regular meetings of the Board of Directors are hereby dispensed with. Notice of the time and place of special meetings shall be personally delivered to each Director or communicated to each Director by telephone, telegraph or mail, charges prepaid, addressed to him at his address as is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of Directors are regularly held. In case notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In the event notice is delivered personally or communicated by telephone or telegraph, it shall be so delivered or communicated at least forty-eight (48) hours prior to the time of the holding of the meeting.

               Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

               A notice need not specify the purpose of any regular or special meeting of the Board of Directors. Whenever any Director has been absent from any meeting of the Board of Directors for which notice has not been dispensed with, an entry in the minutes to the effect that notice has been duly given shall be PRIMA FACIE evidence that due notice of such meeting was given to such Director.

          Section 12. QUORUM. The presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business; provided that such quorum shall at no time be less than one-third (1/3) of the authorized number of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of enough Directors to leave less than a quorum, provided than any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 13. VOTING. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more Directors from voting, is required by law, by the Articles of Incorporation or by these Bylaws.

          Section 14. VALIDATION OF MEETINGS HELD WITHOUT PROPER CALL OR NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is initially present, and if, either before or after the meeting, each of the Directors not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him signs a written waiver of notice, a consent to holding of such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 15. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to meet again at another time or place.

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In the event a meeting of the Board of Directors is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed and announced at the meeting so adjourned.

          Section 16. UNANIMOUS WRITTEN CONSENT TO ACTIONS TAKEN. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all the members of the Board of Directors shall individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the proceedings of the Board of Directors and shall have the same force and effect as a unanimous vote of the Directors.

          Section 17. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board of Directors. Nothing herein shall be considered to preclude any Director from serving the Corporation in any other capacity, including as an officer, agent, employee or otherwise, and receiving compensation therefor.

          Section 18. EXECUTIVE COMMITTEE. In the event the Board of Directors shall appoint an Executive Committee and shall not provide otherwise, regular meetings of the Executive Committee shall be held at such times as are determined by the Board or by such committee as appointed, and notice of such regular meetings is hereby dispensed with. Meetings of the Executive Committee shall be held at the place in California designated in the notice of the meeting, or if not stated in the notice or if there is no notice, at any place in California which has been designated from time to time by resolution of the Executive Committee or by written consent of all the members thereof, or in the absence of such designation, at the Head Office of the Corporation. Special meetings of the Executive Committee may be called by the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President who is a member of the Executive Committee, or any two (2) members thereof, upon written notice to the members of the Executive Committee of the time and place of such special meeting given in the manner and within the time provided for giving of notice to members of the Board of Directors of the time and place of special meetings thereof. Minutes shall be recorded of each meeting of the Executive Committee and kept in the book of minutes of the Corporation. Vacancies in the membership of the Executive Committee may be filled only by the Board of Directors. Only members of the Board of Directors shall serve as members of the Executive Committee. A majority of the authorized number of members of the Executive Committee shall constitute a quorum for the transaction of business. The provisions of this Article III of these Bylaws also apply to the Executive Committee and action by the Executive Committee, MUTATIS MUTANDIS. The Board of Directors may designate one or more Directors as alternate members of the Executive Committee, who may replace and act in the stead of any absent members at any meeting at such committee.

          Section 19. EMERGENCY EXECUTIVE COMMITTEE. Anything in these Bylaws to the contrary notwithstanding, in the event that three (3) or more Directors of the Corporation determine that a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation exists and such state of disaster is caused by war, warlike damage, or act of God, then such members of the Board of Directors as can be contacted by telephone or in person and are available for meeting shall constitute the Emergency Executive Committee of the Board of Directors. The Emergency Executive Committee may exercise all corporate powers, subject to the limitations of the Articles of Incorporation and the restrictions placed upon the delegation of the Directors' duties as provided in the California General Corporation Law, and shall conduct and manage the affairs and business of the Corporation. Three (3) members of the Board of Directors shall constitute a quorum for the transaction of business of the Emergency Executive Committee. Every act or decision done or made by a majority of the Directors present at a meeting of the Emergency Executive Committee duly held at which a quorum is present shall be regarded as the act of such committee. At such time as the Emergency Executive Committee shall determine either (i) that the state of disaster pursuant to which it was appointed has ceased, or (ii) that it shall otherwise be to the advantage of the Corporation for the Board of Directors to resume the conduct and management of the Corporation, the Emergency Executive Committee shall terminate.


                                     ARTICLE IV


                                      OFFICERS

          Section 1. OFFICERS. The officers of the Corporation shall be a President, Executive Vice-President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, one or more assistant secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article IV. Any number of offices may be held by the same person.

          Section 2. ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or shall be removed by the Board of Directors or otherwise disqualified to serve, or his successor shall be elected and qualified.

          Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the Chairman of the Board, the Vice-Chairman of the Board, or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the appointing authority may designate, subject to any limitations imposed by resolution of the Board of Directors.

          Section 4. REMOVAL. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

          Section 5. RESIGNATION. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

          Section 7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

          Section 8. VICE-CHAIRMAN OF THE BOARD. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Vice-Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, or if there be none, he shall preside at all meetings of the shareholders and the Board of Directors. He shall have the power and authority to promote and develop the business of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          Section 9. PRESIDENT. In the absence or disability of the Chairman of the Board and the Vice-Chairman of the Board, if there be such officers, the President shall be the Chief Executive Officer of the Corporation and shall perform all the duties of the Vice-Chairman of the Board, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the Vice-Chairman of the Board. In the absence of the Chairman of the Board and the Vice-Chairman of the Board, or if there be none, as the case may be, the President shall preside at all meetings of the shareholders and the Board of Directors. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman and Vice-Chairman of the Board, if there be such officers, the President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control over the day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the office of President of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          Section 10. VICE-PRESIDENTS. In the absence or disability of the President, the Vice-Presidents, if there be any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

          Section 11. SECRETARY. The Secretary shall record, or cause to be recorded, and shall keep or cause to be kept, at the Head Office of the Corporation and such other place or places as the Board of Directors may order, a book of minutes of actions taken at all meetings of Directors, committees and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

               The Secretary shall keep, or cause to be kept, at the Head Office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall keep at the Head Office the original or a copy of these Bylaws as amended to date.

               The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and the Board of Directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

          Section 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, income, losses, changes in financial position, contributed capital and retained earnings.

               The Chief Financial Officer shall deposit or cause to be deposited all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Directors, whenever they request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

          Section 13. OFFICER SUCCESSION IN A STATE OF DISASTER. In the event that an Emergency Executive Committee has been established and the Vice-Chairman of the Board cannot be located or is unable to perform the duties specified in Section 8 of this Article IV, then the authority and duties of the Vice-Chairman of the Board shall be automatically vested in the highest ranking officer of the following offices in the order designated:

               1.        President.

               2.        Executive Vice-President.

               3. The remaining Vice-Presidents in the order of their seniority.

               Any such officer who assumes the authority and duties of the Vice-Chairman of the Board or President, or both of them, pursuant to this Section shall serve as the Acting Chief Executive Officer until he resigns or until the Chief Executive Officer or a high ranking officer listed above gives notice that such other officer shall assume or reassume such authorities and duties.

                                     ARTICLE V


                                   MISCELLANEOUS

          Section 1. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, give consent to corporate action in writing without a meeting receive any report, receive any dividend or other distribution or any allotment of rights, or exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. In the event the Board of Directors does not fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later. Only shareholders of record on the record date are entitled to notice of and to vote at any such meeting give consent without a meeting, receive any report, receive a dividend, distribution or allotment of rights, or exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. In the event such a meeting is adjourned for more than forty-five (45) days from the date set for the original meeting, the Board of Directors shall fix a new record date.

          Section 2. DIRECTOR INSPECTION OF CORPORATE RECORDS. Every Director shall have the absolute right at any reasonable time to inspect all books of account, records and documents of every kind and to inspect the physical properties of the Corporation and all of its subsidiaries, both domestic and foreign. Inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

          Section 3. SHAREHOLDER INSPECTION OF CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and committees of the Board of this Corporation and all of its subsidiaries shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate. Inspection by a shareholder or a holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

               A shareholder or shareholders who hold at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation shall have the absolute right, exercisable in person or by agent or attorney, to (i) inspect and copy the record of shareholders' names and addresses and shareholders during usual business hours upon five (5) business days' prior written demand upon the Corporation; and (ii) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of Directors, and their shareholders, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

               Every shareholder shall have the absolute right to inspect at all reasonable times during office hours the original or a copy of these Bylaws, as amended to date, at the Corporation's Head Office.

          Section 4. ANNUAL AND FINANCIAL REPORTS. For so long as the Corporation has fewer than one hundred (100) shareholders of record of its shares, the mandatory requirement of an annual report is hereby expressly waived. The Board of Directors of the Corporation shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year of the Corporation, and at least fifteen (15) (if sent by third-class mail, thirty-five (35) days) prior to the annual meeting of the shareholders to be held during the next fiscal year. Such annual report shall contain a balance sheet as of the end of the fiscal year, and an income statement and statement of changes in financial condition for such fiscal year, accompanied by any report thereon of independent accountants, or in the event there is no such report, the certificate of the Chief Financial Officer or other officer authorized by the Board of Directors that such statements were prepared without audit from the books and records of the Corporation.

               A shareholder or shareholders holding in the aggregate at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three (3) month, six (6) month, or nine (9) month period of the current fiscal year ended not less than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of such period, and in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The income statement, balance sheet, and if applicable the annual report, shall be delivered to the person making the request within thirty
(30) days thereafter. In addition, the Corporation shall, upon a written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The annual report, quarterly income statements and the balance sheets and other financial statements referred to in this Section shall be accompanied by the report thereof, if any, of any independent accountants engaged by the Corporation, or the certificate of the Chief Financial Officer or any other officer authorized by the Board of Directors that such financial statements were prepared without audit from the books and records of the Corporation. A copy of such statements and reports shall be kept on file in the principal executive office of the Corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

          Section 5. SHARE CERTIFICATES. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman, Vice-Chairman, the President or any Vice-President and by the Chief Financial Officer or the Secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile, provided that in such event at least one signature, including that of any of the aforementioned officers or the Corporation's registrar or transfer agent, if any, shall be manually signed. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

               There shall appear on certificates for shares of the Corporation the following facts if, and to the extent, applicable:

               (i) The shares are subject to restrictions upon transfer, including those imposed by federal or state law applicable to bank holding corporations, the federal securities laws, any agreement between the Corporation and the issuee thereof, the Articles of Incorporation, these Bylaws or otherwise;

               (ii)      The shares are assessable;

               (iii) The shares are subject to restrictions upon voting rights contractually imposed by the Corporation;

               (iv)      The shares are redeemable;

               (v) The shares are convertible and the period for conversion; and

               (vi) The shares are classified or a class of the shares has two (2) or more series, and a statement setting forth the officer or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof.

               No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that the Board of Directors or the President may authorize the issuance of a new share certificate in the place of any certificate theretofore issued by the Corporation and alleged to be lost, stolen or destroyed in the event that: (i) the request for the issuance of the new certificate is made within a reasonable time after the holder of the old certificate has notice of its loss, destruction or theft and prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser or holder in due course; and (ii) the holder of the old certificate files a sufficient indemnity bond with or provides other adequate indemnification to the Corporation and satisfies any other reasonable requirements imposed by the Board or the President. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation and the holders of the old and new certificates shall be governed by the provisions of Sections 8l04 and 8405 of the California Commercial Code.

          Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the Vice-Chairman of the Board, the President or any Vice-President, or the Chief Financial Officer, and the Secretary or any assistant secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized to do so by proxy or power of attorney duly executed by any of said officers.

          Section 7. REGISTRARS AND TRANSFER AGENTS. The Board of Directors may appoint one or more registrars of transfers, which shall be incorporated banks or trust companies, either domestic or foreign, and one or more transfer agents or transfer clerks, who shall be appointed at such times and places as the Board of Directors shall determine.

          Section 8. CHECKS, DRAFTS AND OTHER INSTRUMENTS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

          Section 9. EXECUTION OF CONTRACTS AND INSTRUMENTS. The Board of Directors, except as these Bylaws may otherwise provide, may authorize one or more officers or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any instrument may also be executed on behalf of and in the name of the Corporation by the Chairman of the Board, the Vice-Chairman of the Board, the President, or any Vice-President, and the Secretary or any assistant secretary, Chief Financial Officer or any assistant financial officer.

          Section 10. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation, partnership and trust, as well as a natural person.

          Section 11.    INDEMNIFICATION BY CORPORATION.

          (a) This Corporation shall indemnify any director (including any director who is also an officer of this Corporation) who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such director is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts incurred in connection with such proceeding to the fullest extent expressly permitted under Section 317 of the California corporations Code. Further, pursuant to provisions in this Corporation's Articles of Incorporation, and all amendments thereto, this Corporation may provide indemnification in excess of that expressly permitted by Section 317 for any agents (as defined in Section 317 of the California Corporations Code) of the Corporation for breach of duty to the corporation or its shareholders to the fullest extent permissible under California law, as such law exists from time to time.

          (b) Expenses incurred by any agent of this Corporation in defending any proceeding may be advanced by this Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified.

          (c) The Board of Directors nay authorize the purchase and maintenance of insurance on behalf of any agent of this Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of California and federal law.


          Section 12.    RIGHT OF CLAIMANT TO BRING SUIT.

          If a claim under Section 11 of this Article V is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel, or it shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

          Section 13.    INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
CORPORATION.

          The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

          Section 14.    RIGHTS NOT EXCLUSIVE.

          The rights conferred on any person by this Article V above shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          Section 15.    INDEMNITY AGREEMENTS.

          The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article V.

          Section 16.    INSURANCE.

          The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation (including a predecessor corporation), partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the California General Corporation Law.

          Section 17.    AMENDMENT, REPEAL OR MODIFICATION.

          Any amendment, repeal or modification of any provision of this
Article V by the
shareholders or the Directors of the corporation shall not adversely affect any right or protection of a Director or officer of the corporation existing at the time of such amendment, repeal or modification.

                                     ARTICLE VI


                                     AMENDMENTS

          Section 1. POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the shares entitled to vote, except as otherwise provided by law or the Articles of Incorporation.

          Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal Bylaws, the Board of Directors may adopt, amend or repeal these Bylaws; provided, however, that the Board of Directors may adopt a Bylaw or amendment thereof changing the authorized number of Directors only for the purpose of fixing the exact number of Directors within the limits specified in Section 2 of Article III of these Bylaws.

                            CERTIFICATE OF SECRETARY

          The undersigned does hereby certify that:

          1.   I am the Secretary of SCRIPPS FINANCIAL CORPORATION; and

          2. The foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Board of Directors on this day.

          DATED: May 14, 1999
                -----------------------------




                                              /s/ M. Catherine Wright
                                        -------------------------------------
                                        M. Catherine Wright
                                        Secretary